Exhibit 10.69

PLAN DOCUMENT AND SUMMARY PLAN DESCRIPTION

FOR THE

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2009)

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2009)

WHEREAS, Kewaunee Scientific Corporation (the “Company”) established the Kewaunee Scientific Corporation Pension Equalization Plan (the “Plan”) originally effective as of May 1, 1999 and amended and restated effective April 30, 2005, for the benefit of a select group of management and highly compensated employees in recognition of these employees’ valuable service in assisting the Company to achieve its objectives; and

WHEREAS, the Plan has been amended since its enactment, as necessary in order to incorporate changes to the Internal Revenue Code of 1986, as amended, made by Acts of Congress, including the requirements of Section 409A of the Internal Revenue Code (the “Code”) and as otherwise required in order to make other miscellaneous changes; and

WHEREAS, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, has determined that it is desirable to amend and restate the Plan in its entirety effective as of January 1, 2009 (unless otherwise stated therein), in order to comply with Code §409A.

NOW, THEREFORE, pursuant to the power reserved to the Board of Directors of the Company, and pursuant to the authority delegated to the undersigned by resolutions of the Board of Directors of the Company, the Plan be and it is hereby amended and restated generally effective as of January 1, 2009.

IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by its officer duly authorized, this 17th day of December, 2008.

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker

Its:	Senior Vice President, Finance/CFO

ATTEST:

By:	/s/ Elizabeth D, Phillips

Its:	Assistant Secretary

CERTIFICATE

The attached document is an accurate and complete copy of the KEWAUNEE SCIENTIFIC CORPORATION PENSION EQUALIZATION PLAN, as amended and restated effective as of January 1, 2005.

Dated this 17th of December, 2008.

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker

Its:	Senior Vice President, Finance/CFO

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2009)

ARTICLE I ESTABLISHMENT AND PURPOSE		5
1.1.	The Plan	5
1.2.	Purpose	5
1.3.	Plan Year	5
1.4.	Maintenance of Trust	5

ARTICLE II ADMINISTRATION AND PARTICIPATION		6
2.1.	Administration	6
2.2.	Participation Eligibility	6
2.3.	Inactive Participation.	6

ARTICLE III AMOUNT AND PAYMENT OF BENEFITS		6
3.1.	Amount of Benefit	6
3.2.	Time and Form of Payment	7
3.3.	Acceleration of Distribution	7
3.4.	Vesting	8
3.5.	Death Benefits	8

ARTICLE IV PAYMENT OF BENEFITS		9
4.1.	Source of Payment	9
4.2.	Claims for Benefits	9
4.3.	Special Rule for Key Employees	9
4.4.	Designation of Beneficiary	9
4.5.	Facility of Payment	9
4.6.	Withholding; Payroll Taxes	10

ARTICLE V GENERAL PROVISIONS		10
5.1.	Construction of the Plan	10
5.2.	Action by Company	10
5.3.	Controlling Law	10
5.4.	Funding	10
5.5.	Heirs, Assigns and Personal Representatives	11
5.6.	Employment Rights	11
5.7.	Rulings Binding	11
5.8.	Participant and Beneficiary Duties	11
5.9.	Notices	11
5.10.	Interests Non-Transferable	11
5.11.	Headings and Captions	11
5.12.	Cooperation	11
5.13.	Correction of Errors	12
5.14.	Litigation	12

ARTICLE VI AMENDMENT AND TERMINATION		12
6.1.	Amendment	12
6.2.	Termination	12

EXHIBIT A - CLAIMS PROCEDURES
EXHIBIT B - ERISA RIGHTS STATEMENT
EXHIBIT C - PLAN INFORMATION
EXHIBIT D - LIST OF PARTICIPANTS

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2009)

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1. The Plan. The Kewaunee Scientific Corporation Pension Equalization Plan (the “Plan”) was established by Kewaunee Scientific Corporation (the “Company”), originally effective as of May 1, 1999 and amended and restated effective April 30, 2005, for the sole purpose of providing deferred compensation to select employees of the Company eligible to participate herein pursuant to Article II. This Plan is amended and restated in its entirety effective as of January 1, 2009 to incorporate all prior amendments, to comply with the requirements of Section 409A of the Internal Revenue Code (the “Code”).

1.2. Purpose. The Plan is intended to be an unfunded “top-hat” plan described in §201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained for the purpose of providing a select group of management or highly compensated employees with the full amount of retirement income that they or their Beneficiaries (as defined in Section 4.4.) would be entitled to receive under the Re-Established Retirement Plan for Salaried Employees of Kewaunee Scientific Corporation (the “Retirement Plan”) but for the limits imposed by the Code on the amount of compensation taken into account under the Retirement Plan in determining the employee’s accrued benefit. The Plan further is intended to satisfy the requirements of Code §409A, including good faith compliance with such requirements for the period after 2004 and before 2009. The purpose of the Plan is to advance the interests of the Company by providing such retirement income so as to attract and retain such employees and make their compensation competitive with other opportunities.

1.3. Plan Year. The Plan is maintained by the Company on the basis of a “Plan Year” which commences on May 1 of each calendar year and ends on April 30 of the following calendar year.

1.4. Maintenance of Trust. The Company shall establish one or more trusts, and such trusts shall be of a type commonly referred to as a “rabbi trust,” within the meaning of Internal Revenue Service Revenue Ruling 92-94, and the Company shall be treated as the owner of the assets of such trust for federal income tax purposes in accordance with §§67l-678 of the Code. The funding vehicle under this Plan shall be the Kewaunee Scientific Corporation Irrevocable Grantor Trust (the “Trust”). The assets of the Trust shall remain subject to the claims of the Company’s creditors, and neither a Participant (as defined in Section 2.2.) nor any other person shall have any beneficial interest in or other claim to the assets of the Trust beyond that of a general creditor as provided under the Trust instrument and as required by law. Any payments made to or on behalf of the Participants from the Trust shall fully discharge the liability of the Company, its employees, officers and directors, to the Participant under the Plan to the extent of the amounts so paid. The Company shall have the right to select, remove and replace the Trustee of the Trust at any time in its sole discretion, and shall enter into one or more agreements governing the Trust containing such terms as it determines, and may modify, amend or revoke any such agreements, all in the Company’s discretion.

ARTICLE II

ADMINISTRATION AND PARTICIPATION

2.1. Administration. Full power and discretionary authority to construe, interpret and administer the Plan shall be vested in the Compensation Committee of the Board of Directors of the Company, as designated in the Company’s governing instruments (the “Committee”). The Committee shall make each determination provided for under the Plan and promulgate such rules and regulations as may be required for the implementation or management of the Plan. The Committee may delegate all or any portion of its authority to such persons as it may determine and may revoke or revise any such delegation at any time. Unless and until otherwise determined by the Committee, the authority of the Committee to establish rules, regulations and procedures that are administrative or ministerial in nature shall be exercised by the Company’s Director of Human Resources (or such other officer or employee of the Company as may occupy a comparable position).

2.2. Participation Eligibility. The Committee has the discretionary authority to designate the employees of the Company who are eligible to participate in the Plan (the “Participant”). Participation in the Plan shall be limited to a select group of management or highly compensated employees of the Company. A list of Participants is attached hereto as EXHIBIT D. Effective as of April 30, 2005, participation in the Plan shall be frozen. As of and after April 30, 2005, no employees of the Company shall be enrolled in the Plan. Participants in the Plan prior to April 30, 2005 shall continue to be inactive Participants until all amounts accrued by the Participants have been distributed.

2.3. Inactive Participation. Active participation in the Plan will end upon a Participant’s retirement, voluntary or involuntary termination of employment with the Company, the Participant’s death, or when a Participant is no longer eligible to participate in the Plan as determined by the Committee. Such Participant shall continue to be an inactive Participant until all amounts accrued by the Participant have been distributed.

ARTICLE III

AMOUNT AND PAYMENT OF BENEFITS

3.1. Amount of Benefit. The benefit payable to each Participant, or to any Beneficiary of a Participant, pursuant to this Plan shall be equal to the excess, if any, of: (i) the benefit that would have been payable to such Participant or Beneficiary under the Retirement Plan if the Participant’s compensation taken into account under the Retirement Plan were not limited under §401(a)(17) of Code (or any successor to such provision, as determined by the Committee), over (ii) the benefit actually paid to such Participant or Beneficiary under the Retirement Plan. In no event shall the sum of the benefit paid under the Retirement Plan and the benefit paid under this Plan exceed the benefit that would have been paid under the Retirement Plan in the absence of §401(a)(l7) of the Code. Notwithstanding the foregoing, effective as of and after April 30, 2005, Participants shall not accrue any additional benefits under the Plan.

Instead, a Participant’s benefit entitlement hereunder shall be equal to the benefit the Participant earned under the Plan as of April 30, 2005. For purposes of determining a Participant’s benefit under the Plan, on and after April 30, 2005 a Participant’s compensation shall be deemed as frozen at the amount earned as of April 30, 2005.

3.2. Time and Form of Payment. Except as provided under Section 4.3, effective as of January 1, 2005, benefits payable under this Plan to any Participant or Beneficiary shall be payable on the first day of the month following any of the following:

(a)	Normal Retirement on or after attainment of age sixty-five (65);

(b)	Early Retirement on or after attainment of age fifty-five (55) and completion of at least five (5) years of Credited Service (as defined in the Retirement Plan); and

(c)	attainment of age sixty five (65) if the Participant severed from services with the Company before satisfying the conditions in subsection (a) or (b).

Such benefit shall be paid to the Participant in any form provided under the Retirement Plan, as elected by the Participant pursuant to the election procedures provided in the Retirement Plan (but elected separately with respect to the benefit payable under this Plan).

3.3. Acceleration of Distribution. Notwithstanding Section 3.2, to the contrary, the Committee shall accelerate the payment of any benefits due to any Participant or Beneficiary and pay such amount in a single lump sum under the following circumstances:

(a)	If the Participant separates from service with the Company before satisfying the conditions in subsection 3.2(a) or (b) and the actuarial equivalent of the Participant’s benefit under the Plan does not exceed the applicable dollar limit under Code §402(g)(1)(B), such actuarial equivalent shall be paid in a single lump sum thirty (30) days following such separation;

(b)	If the Participant separates from service with the Company within two years following the date of a Change in Control; the actuarial equivalent of the Participant’s benefit under the Plan, regardless of the amount, shall be paid in a single lump sum thirty (30) days following such separation;

(c)	An immediate lump sum distribution of part or all of a Participant’s benefit may be made to an alternate payee as necessary to fulfill the requirements of a domestic relations order under Code §414(p)(1)(B); and

(d)	Distribution to a Participant shall begin immediately if, with respect to such Participant, the Plan at any time fails to satisfy the requirements of Code §409A and the regulations thereunder, not to exceed the portion of the Participant’s benefit that is includible in income as a result.

For purposes of this Section, a “Change in Control” shall mean any of the following: (i) the acquisition by any one person, or more than one person acting as a group, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company; (ii) either (A) the acquisition by any one person, or more than one person acting as a group, during the twelve (12) month period ending on the date of the most recent such acquisition, of ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company’s stock, or (B) the replacement of a majority of the members of the Company’s Board of Directors during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or (iii) the acquisition by any person, or more than one person acting as a group, during the twelve (12) month period ending on the date of the most recent acquisition, of assets from the Company that have a total gross fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the Company’s assets before such acquisition or acquisitions.

For purposes of this Section, “actuarial equivalent” shall be determined on the basis of the factors used for comparable computations under the Retirement Plan.

3.4. Vesting. A Participant’s benefits under this Plan shall be fully vested on April 30, 2005.

3.5. Death Benefits.

(a)	Surviving Eligible Spouse. If a Participant dies before benefit payments begin, his Eligible Spouse, determined as of the Participant’s date of death, shall receive a survivor pension determined as if the Participant had severed from service with the Company on the date of his death (or the date of any earlier severance from service), survived to the earliest date in Section 3.2 on which he would have been eligible to begin receiving benefits, and retired on such date with a 50% qualified joint and survivor pension. Payment to the Eligible Spouse shall begin on the first day of the month following the Participant’s date of death (or other date provided in Section 3.2(c)); provided, that if the actuarial equivalent of the survivor pension does not exceed the applicable dollar limit under Code §402(g)(1)(B), such actuarial equivalent shall be paid in a single lump sum as of such date. For this purpose, an “Eligible Spouse” is the person to whom the Participant has been married continuously for one year on the date of the Participant’s death.

(b)	Survivor under Optional Form of Benefit. If a Participant dies (i) after electing an optional form of benefits providing benefits to a survivor, pursuant to the provisions of Section 3.2, or (ii) after benefit payments begin, his Beneficiary under the optional form of benefit elected by the Participant shall receive any benefits due under such optional form; provided, that if the actuarial equivalent of the survivor pension does not exceed the applicable dollar limit under Code §402(g)(1)(B), such actuarial equivalent shall be paid in a single lump sum as of such date.

ARTICLE IV

PAYMENT OF BENEFITS

4.1. Source of Payment. All benefits payable under this Plan shall be paid either directly by the Company or by a distribution from the Trust described in Section 5.4. The establishment and funding of the Trust shall not relieve the Company of its obligations under this Plan, but all amounts actually paid to a Participant or Beneficiary from the Trust shall reduce the obligation of the Company to the extent of such payment.

4.2. Claims for Benefits. Each Participant or Beneficiary shall file a written request for the payment of benefits under the Plan upon the occurrence of a distribution event reflected under Article III. The Committee has the sole discretionary authority to determine whether a Participant or Beneficiary is entitled to receive a payment of distributions under the Plan in accordance with the claims procedure provided in EXHIBIT A.

4.3. Special Rule for Specified Employees. Notwithstanding any other provision hereof to the contrary, any Participant who is a “Specified Employee” shall not be immediately entitled to receive a distribution from the Plan until the date that is six (6) months after the date of the Participant’s separation from service (or, if earlier, the Participant’s date of death). For this purpose, a “Specified Employee” is a Participant who, as of his or her separation from service with the Company, is a key employee (as defined in Code §416(i)(1)(A)(i), (ii) or (iii) and the regulations thereunder but disregarding Code §416(i)(5)). A Participant shall be treated as a Specified Employee for the twelve (12) month period beginning on the April 1 following a calendar year during which the Participant was at any time a key employee.

4.4. Designation of Beneficiary. If a Participant is married on the date of the Participant’s death, then the Participant’s Beneficiary shall be the Participant’s spouse, unless the Participant designated a Beneficiary or Beneficiaries other than the Participant’s spouse to receive his benefit under the Plan upon death. To be effective, any Beneficiary designation must be signed by the Participant’s legal spouse at the time of such designation, if any, and must be filed with the Committee. A Participant may revoke an existing Beneficiary designation only by filing another effective designation with the Committee, and the most recent Beneficiary designation received by the Committee shall be controlling.

4.5. Facility of Payment. If a person entitled to benefits under the Plan is under legal disability or in the Committee’s opinion in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may pay the benefits to such person’s legal representative or a relative or friend of such person, or direct the application of such benefits in any other way but may not otherwise change the timing and method of payment of such benefit. The Committee may require proof of incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of benefits under the Plan. If the Company is unable to locate any Participant or Beneficiary, and the Participant or Beneficiary fails to contact the Company after being notified of his right to receive a benefit by a letter sent to his last address on file with the Company, then the Committee may, in its discretion, either cause such benefit to be paid to another member of the Participant’s family or treat such benefit as forfeited. Any payments or forfeiture made in accordance with this Section 4.5 shall discharge fully all obligations for such benefits under the Plan.

4.6. Withholding; Payroll Taxes. The Company shall withhold, or shall direct the person making any payment to withhold, from payments made hereunder (or, if necessary, from any other amounts payable by the Company to Participants) any taxes required to be withheld from the Participants’ wages for the federal or any state or local government. To the extent that benefits hereunder are subject to tax under the Federal Insurance Contributions Act or any other law prior to the time that they become payable, the Company shall withhold the amount of such taxes from any other compensation or other amounts payable to the Participants. The Committee’s determination of the amount to be so withheld shall be final and binding on all parties. In addition to the foregoing, the Company may offset against any benefit payable to or on behalf of any Participant any amount owed to it or any of its affiliates by such Participant; provided, that such debt was incurred in the ordinary course of the relationship between the Participant and the Company, the entire amount of any such offset in any taxable year does not exceed $5,000, and the offset is made at the same time and in the same amount as the debt otherwise would have been due and collected by the Company.

ARTICLE V

GENERAL PROVISIONS

5.1. Construction of the Plan. The Committee shall resolve all questions arising in the administration, interpretation and application of the Plan. The Committee shall correct any defect, reconcile any inconsistency, or supply any omission which is identified or comes to the attention of the Committee with respect to the Plan. All decisions or actions of the Committee in respect to any question arising out of the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. In the event any other document issued in regard to the Plan conflicts with the terms and conditions of the Plan, as reflected herein, the Plan document shall govern and control.

5.2. Action by Company. Any action required or permitted to be taken by the Company under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by the Company’s by-laws or by resolution of its Board of Directors or such committee.

5.3. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of North Carolina to the extent not preempted by ERISA, and the Plan shall be interpreted in a manner consistent with the maintenance of its status as a “top-hat plan” for purposes of ERISA and consistent with satisfying the requirements of §409A of the Code.

5.4. Funding. The Company shall pay its contributions under the Plan to the Kewaunee Scientific Corporation Irrevocable Grantor Trust (the “Trust. Such contributions shall be made, either in cash or by the delivery to the trustee thereunder of insurance contracts, in such amounts as the Company shall reasonably decide are necessary to provide for all benefits payable under the Plan. Neither an employee nor a Beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor of the Company. Any assets of the Company or of any trust or other fund of the Company from which Plan benefits may be paid shall remain in all respects assets of the Company until payments of such benefits are actually made. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and an employee or any other person.

5.5. Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereunder, including each Participant and Beneficiary, present and future. The Board of Directors of the Company shall cause any successor to the Company to adopt the Plan.

5.6. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

5.7. Rulings Binding. Any ruling, regulation, procedure or decision of the Committee, including any interpretation of the Plan, which is made in good faith shall be conclusive and binding upon all persons affected by it. There shall be no appeal from any ruling by the Committee, except as provided in EXHIBIT A. When making a determination or a calculation, the Committee shall be entitled to rely on information supplied by investment managers, insurance institutions, accountants and other professionals including legal counsel for the Committee or the Company. Any rule or procedure established by the Committee may alter any provision of this Plan that is ministerial or procedural in nature without the necessity for a formal amendment of the Plan.

5.8. Participant and Beneficiary Duties. Persons entitled to benefits under the Plan shall file with the Committee from time to time such person’s address and each change of address. Each such person entitled to benefits under the Plan also shall furnish the Committee with all appropriate documents, evidence, data or information which the Committee considers necessary or desirable in administering the Plan.

5.9. Notices. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and delivered by hand or electronically, or sent by registered or certified mail to the Human Resources Department of the Company at its principal executive offices, or to the Company’s statutory agent. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice required or permitted to be given to the Participant shall be sufficient if in writing and delivered by hand or electronically or sent by first class mail to the Participant at the last address listed on the records of the Company.

5.10. Interests Non-Transferable. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

5.11. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be used to interpret the Plan.

5.12. Cooperation. As a condition of participation under the Plan, each Participant agrees to cooperate in providing all information required to carry out the Plan, including taking such physical examination and providing such medical history as may be required to obtain insurance with respect to such Participant.

5.13. Correction of Errors. The Committee may correct errors that occur in the administration of the Plan, which may require the adjustment of the amount to which a Participant may be entitled under the Plan. The Committee has no obligation to notify any affected Participant of such correction. With respect to any power or authority which the Committee has authority to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

5.14. Litigation. In any action or proceeding regarding the Plan, Participants or their Beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Company, its officers or employees, the Committee, or the Trustee by or on behalf of any person, and such action results adversely to such person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the costs to such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Company, its officers, employees and agents, and the Committee from any and all liability and obligation not involving willful misconduct or gross neglect.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1. Amendment. The Company reserves the right to amend the Plan from time to time in its discretion; provided, that no amendment shall reduce the value of the Participant’s accrued benefits to less than the vested amount such Participant would be entitled to receive if the Participant had been terminated from the employ of the Company on the date of the amendment.

6.2. Termination. The Company by action of its Board of Directors, reserves the right to terminate the Plan at any time and for any reason. Each affected Participant’s benefits will be payable in accordance with Article IV of the Plan following termination of the Plan. The fact that one or more Participants are found to be ineligible to participate in the Plan as a result of rules or regulations promulgated under ERISA or by the Department of Labor shall not in itself cause a termination of the Plan.

EXHIBIT A

CLAIMS PROCEDURES

CLAIMS PROCEDURES

I.	FILING A CLAIM FOR BENEFITS

1. Claims Procedure. This Claims Procedure governs any claim for or concerning benefits under the Plan. The definitions of the Plan are incorporated by reference in this procedure.

2. Requests for Benefits. Benefits will be paid in accordance with the provisions of the Plan. A Participant or any other person claiming through him (the “Claimant”) may make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the Committee in such manner and on such form or forms as may be prescribed by the Committee.

3. Claim Denials. If a claim for benefits is denied in whole or in part, the Committee will provide notice of the decision to the Claimant within a reasonable time period not exceeding ninety 90) days after the receipt by the Committee of a properly submitted claim, unless special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing the claim is required, such extension will not exceed an additional ninety (90) days.

(A) Any notice of an extension will be provided to the Claimant before the end of the otherwise applicable review period and will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

(B) The Committee shall provide a written notice to every Claimant whose claim for benefits under the Plan is denied setting forth the following information in a manner calculated to be understood by the Claimant:

a.	The specific reason or reasons for the denial;

b.	Reference to the specific Plan provisions on which the denial is based;

c.	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

d.	An explanation of the claims review procedures under the Plan to appeal a denial and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on review; and

e.	The consequences of the Claimant’s failure to meet the deadline for appeal, including the possible loss of the right to bring a civil action.

II.	APPEALING A CLAIM DENIAL

1. A Claimant may appeal a denied claim by submitting a written request for a review of the denied claim within sixty (60) days after the Claimant receives the Committee’s written notice of denial or any deemed denial. If a Claimant requests a review of his claim in a timely fashion, the Claimant or his duly authorized representative shall be permitted, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the denial and to submit written comments, documents, records and other information relevant to the claim to the Committee. The Committee’s review will take into account all comments, documents, records and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial benefits determination.

2. Decision Following Appeal. The Committee shall make its decision on the review of a denied claim within sixty (60) days after its receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within one hundred twenty days (120) after the Committee’s receipt of the request for review. If an extension of time is necessary because of special circumstances, the Committee shall give the Claimant written notice of the extension of time prior to the commencement of the extension.

3. If the Committee determines after review that the Claimant’s appeal should be either wholly or partially denied, the Claimant shall be given written notice of such denial. The notice shall contain the following information in a manner calculated to be understood by the Claimant:

a.	The specific reason or reasons for the denial;

b.	Reference to the specific Plan provisions on which the denial is based;

c.	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

d.	A statement of the Claimant’s right to bring an action under ERISA §502(a).

A Claimant may not bring any legal action against the Company, the Plan, the Committee or the Appeals Administrator relating to a claim for benefits under the Plan unless and until the Claimant has followed the Claims Review Procedures and exhausted his administrative remedies thereunder.

EXHIBIT B

ERISA RIGHTS STATEMENT

As a participant in the Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

•	Examine, without charge at the Company’s office and at other specified locations, such as worksites, all Plan documents.

•	Obtain, upon written request to the Company, copies of documents governing the operation of the Plan, including insurance contracts and updated summary plan description. The Company may make a reasonable charge for the copies.

ENFORCE YOUR RIGHTS

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of the Plan documents and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Company to provide ‘the materials and pay you up to one hundred and ten dollars ($110) a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Company.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about the Plan, you should contact the Company. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Company, you should contact the nearest office of Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

EXHIBIT C

PLAN INFORMATION

Plan Name:	Kewaunee Scientific Corporation Pension Equalization Plan

Plan Number:	026

Effective Date:	May 1, 1999
(January 1, 2009 for the most recent restatement)

Plan Year:	May 1 to April 30

Anniversary Date:	December 31

Plan Type:	Nonqualified Deferred Compensation Plan

EMPLOYER INFORMATION

Employer:	Kewaunee Scientific Corporation
P.O. Box 1842
2700 West Front Street
Statesville, NC 28687-1842

Employer Number:	38-0715562

PLAN ADMINISTRATION INFORMATION

Plan Administrator:	Kewaunee Scientific Corporation
c/o The Compensation Committee
P.O. Box 1842
2700 West Front Street
Statesville, NC 28687-1842
www.kewaunee.com

PLAN TRUSTEE

Wachovia Bank, N.A.
One West Fourth Street
Winston-Salem, NC 27101

SERVICE OF LEGAL PROCESS

Service of legal process may be made upon the Compensation Committee and the Trustee.

EXHIBIT D

LIST OF PARTICIPANTS

1.	Eli Manchester, Jr.

2.	Mike Parker

3.	Kurt Rindoks

4.	Bill Shumaker